Exhibit 11.

                              MOBIL CORPORATION
                   COMPUTATION OF EARNINGS PER COMMON SHARE
                 (In millions, except for per-share amounts;
                        number of shares in thousands)



                                                          For the Three Months
                                                             Ended June 30,
                                                          --------------------

Primary                                                        1995       1996
- -------                                                    --------   --------

  Net income ............................................  $    179   $    783
  Less dividends on preferred stock .....................        14         13
                                                           --------   --------
  Net income applicable to common shares ................  $    165   $    770
                                                           ========   ========

  Weighted average number of primary common shares
    Outstanding .........................................   395,804    394,253
    Issuable on assumed exercise of stock options .......     4,219      4,986
                                                           --------   --------
       Total ............................................   400,023    399,239
                                                           ========   ========
  Primary earnings per common share .....................  $    .41   $   1.93
                                                           ========   ========
Fully Diluted
- -------------

  Net income ............................................  $    179   $    783
  Less additional contribution to ESOP ..................         -(a)       4
  Less dividends on preferred stock .....................        14(a)       -
                                                           --------   --------
  Adjusted net income applicable to common shares .......  $    165   $    779
                                                           ========   ========

  Weighted average number of primary common shares ......   400,023    399,239
  Increment to assumed exercise of stock options to
    reflect maximum dilutive effect .....................         -          -
  Assumed conversion of preferred stock .................         -(a)   9,040
                                                           --------   --------
       Total ............................................   400,023    408,279
                                                           ========   ========
  Fully diluted earnings per common share ...............  $    .41   $   1.91
                                                           ========   ========

- -----------

This Exhibit is included to show that dilution of earnings per common share is immaterial and therefore not necessary for presentation on the Consolidated Statement of Income.

(a) For the three months ended June 30, 1995, the incremental shares attributable to the assumed conversion of preferred stock were not considered for the fully diluted earnings per share calculation due to their antidilutive effect.






    MOBIL                         - 20 -


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                          Exhibit 11. (concluded)

                             MOBIL CORPORATION
                 COMPUTATION OF EARNINGS PER COMMON SHARE
                (In millions, except for per-share amounts;
                       number of shares in thousands)

                                                       For the Six Months
                                                          Ended June 30,
                                                     ----------------------
Primary                                                   1995         1996
                                                      --------     --------

  Net income .......................................  $    815     $  1,519
  Less dividends on preferred stock ................        28           27
                                                      --------     --------
  Net income applicable to common shares ...........  $    787     $  1,492
                                                      ========     ========
  Weighted average number of primary common shares
    Outstanding ....................................   395,823      394,371
    Issuable on assumed exercise of stock options ..     3,706        4,949
                                                       --------    ---------

        Total ......................................   399,529      399,320
                                                      ========    =========
  Primary earnings per common share.................  $   1.97     $   3.74
                                                      ========     ========

Fully Diluted


  Net Income .......................................  $    815     $  1,519
  Less additional contribution to ESOP .............        11           10
                                                      --------     --------
  Adjusted net income applicable to common shares ..  $    804     $  1,509
                                                      ========     ========

  Weighted average number of primary common shares . 399,529 399,320 Increment to assumed exercise of stock options to
    reflect maximum dilutive effect ................       465            -
  Assumed conversion of preferred stock ............     9,436        9,040
                                                      --------    ---------
        Total ......................................   409,430      408,360
                                                      ========    =========
  Fully diluted earnings per common share...........  $   1.96    $    3.70
                                                      ========    =========
- -----------

This Exhibit is included to show that dilution of earnings per common share is immaterial and therefore not necessary for presentation on the Consolidated Statement of Income.


























    MOBIL                             - 21 -